Clean Royalties, LLC
1401 McKinney Street, Suite 900
Houston, TX 77010

May 15, 2024

Decathlon Growth Credit, LLC
1441 West Ute Boulevard, Suite 240
Park City, UT 84098
Attention: Wayne Cantwell

iSun, Inc.
400 Avenue D, Suite 10
Williston, VT 05495
Attention: Jeffrey Peck, CEO

Re: Side Letter for Proposed iSun, Inc. DIP Financing and Stalking Horse Bid

Gentlemen:

The purpose of this letter agreement ("**Agreement**") is to confirm and memorialize the understanding and agreements of the parties hereto as previously expressed in e-mails and other communications, as follows, and this Agreement supersedes any prior letter agreement regarding the subject matter herein:

1. iSun, Inc. (the "**Company**"), a Delaware corporation, entered into a certain Revenue Loan and Security Agreement dated December 12, 2023, in the principal amount of $8,000,000.00 (the "**Loan Agreement**") with Decathlon Growth Credit, LLC (the "**Lender**").

2. Pursuant to a Senior Secured Promissory Note and a Security Agreement made between the Company and Clean Royalties, LLC, directly or with one of its affiliates ("**CR**"), both dated May 14, 2024, the Company intends to borrow up to a maximum principal amount of $1,000,000 (the "**CR Loan**") from CR to be secured by a first-priority interest in all assets of the Company as collateral (the "**Collateral**").

    a. CR's security interest in the Collateral, up to $1,000,000, will be senior to the Lender's security interest. The Company may grant a security interest in the Collateral up to the full amount borrowed by the Company under the CR Loan and, pursuant to the terms of this Agreement, to secure borrowings not to exceed $1,000,000.

    b. The Company may borrow up to $1,000,000 under the terms of the CR Loan, as the Lender and CR mutually agree in good faith and in a commercially reasonable manner, in order to enable the Company to file a Chapter 11 bankruptcy and a motion to approve a sale under Section 363 of Chapter 11 of Title 11 of the United States Code (the "**Bankruptcy Code**") and obtain bankruptcy court approval of such motion (provided that the Company, the Lender, and CR collaborate to accomplish the expedited Section 363 Proceeding).

3. The CR Loan is intended to be made prior to the Company's filing a petition under the Bankruptcy Code. Furthermore, CR retains the option to provide debtor-in-possession ("**DIP**") funding to the Company during the time that the Company is a DIP in a Chapter 11 bankruptcy proceeding and

seeking a sale under Section 363 of the Bankruptcy Code (a "**Section 363 Proceeding**") and in such amounts as are approved by the bankruptcy court.

4. The Company hereby assures the Lender and CR that, as of the date hereof and to the best of the Company's knowledge, no persons besides CR have expressed an interest in undertaking a bid for the Company's DIP funding in a Section 363 Proceeding.

5. Concerning CR's DIP funding, the Lender, the Company, and CR agree that, subject to Bankruptcy Court approval where such approval is necessary:

   a. The principal amount of the CR Loan, plus any approved DIP funding, shall not exceed $4,000,000 in total principal (the "**Principal**").

   b. The CR Loan shall be converted/rolled-up into the post-petition DIP funding. For avoidance of doubt, the CR Loan shall be treated as if it was initially included in the DIP funding.

   c. The interest on the DIP funding shall be SOFR + 18%, paid-in-kind ("**PIK**") and accrued monthly.

   d. The origination, commitment, and upfront fee of the DIP funding shall be 5% of the committed Principal, which shall be accrued and paid at the closing of the stalking horse bid process contemplated below.

   e. CR shall receive up to $150,000 from the Company for reimbursement of CR's legal and professional fees and for other reasonable out of pocket expenses (travel, lodging, etc.), subject to CR's validation with receipts.

   f. The first $2,000,000 of Principal funded shall have an exit fee equal to 3% of such funded Principal.

   g. The next $1,000,000 of Principal funded shall have an exit fee equal to 6% of such funded Principal.

   h. The final $1,000,000 of Principal funded shall have an exit fee equal to 9% of such funded Principal.

6. CR may submit to the applicable Bankruptcy Court, subject to the Company's approval, which shall not be unreasonably withheld, a "**stalking horse bid**".

7. Concerning CR's stalking horse bid, the Lender, the Company, and CR agree that:

   a. CR's stalking horse bid shall be in the amount of $10,000,000 in consideration of the Company's intention to go private.

   b. CR's $10,000,000 stalking horse bid shall be comprised of: (i) a credit bid equivalent to the Principal, (ii) the DIP funding PIK interest, (iii) the DIP funding accrued exit fee and origination fee, and (iv) cash or cash equivalents to fulfill the remaining $10,000,000. Any bid increment of CR above the Stalking Horse bid shall be cash or cash equivalents.

c. As compensation for setting the initial price and terms and if CR ultimately loses the auction bid, the Company shall pay to CR a break-up fee ("**Break-Up Fee**") consisting of: (i) 5% of the final accepted bid's purchase price plus (ii) up to $250,000 for the reimbursement of CR's legal and professional fees and for other reasonable expenses (travel, lodging, etc.), subject to CR's validation with receipts.

d. The bid increment of the auction shall be $250,000. The initial bid increment above the stalking horse bid shall be equal to: (i) $250,000 plus (ii) the amount of CR's stalking horse bid protections (Break-Up Fee, etc.).

e. If CR is not the successful bidder in the Section 363 Proceeding and an alternative transaction on a sale of the Company's assets, then, out of the closing proceeds payable to Lender on account of its secured claim, (i) Lender shall retain the first $6,000,000 of amounts payable on Lender's claim; (ii) any amount over $6,000,000, up to $8,000,000, paid on account of Lender's claim shall be divided equally between CR and the Lender (50% each), and (iii) any amount over $8,000,000 that the Lender receives shall be divided between CR (75%) and the Lender (25%).

8. The Lender and the Company agree to execute such further assurances as may be required for the full and complete enjoyment of the rights herein granted to CR.

Miscellaneous provisions are set forth in Exhibit A, attached hereto and made a part hereof.

Very truly yours,

Clean Royalties, LLC

DocuSigned by:

By: Joshua Sanger

1BB0D389B88489...

Joshua Sanger, Authorized Signatory

ACKNOWLEDGED AND AGREED TO AS OF THE DATE HEREOF:

iSun, Inc.

DocuSigned by:

By: [signature]

47558885FEC44FB...

Jeffrey Peck, CEO

Decathlon Growth Credit, LLC

DocuSigned by:

By: Wayne Cantwell

Wayne Cantwell, Managing Director

cc: Steven R. Kinsella, Shareholder, Fredrikson & Byron, P.A.
H. Kenneth Merritt, JR., Managing Director, Merritt & Merritt

Exhibit A

Miscellaneous Provisions

a) Entire Agreement. This Agreement together with the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

b) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Nasdaq Trading Day, (ii) the next Nasdaq Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Nasdaq Trading Day, or later than 5:30 p.m. (New York City time) on any Nasdaq Trading Day, (iii) the second Nasdaq Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this paragraph shall be binding upon each Party.

d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

e) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

f) Governing Law. Prior to the Company filing its case under the Bankruptcy Code, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each Party agrees that all business disputes and legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against either Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) arising prior to the bankruptcy filing shall be shall be settled by arbitration in Houston, Texas, administered by the then-existing Streamlined JAMS Arbitration Rules and Procedures. After the Company files its case under the Bankruptcy Code, all questions concerning the construction, validity, enforcement and interpretation of this Agreement

shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Party agrees to personal and subject matter jurisdiction in the U.S. District Court for the State of Delaware, U.S. Bankruptcy Court for the District of Delaware, or any other bankruptcy court in which the Company may file a case under any chapter of the Bankruptcy Code. If either Party shall commence an action or proceeding to enforce any provisions of this Agreement then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

g) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

i) Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the this Agreement or any amendments hereto.

j) Electronic Signatures. Each Party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. "Electronic signature" means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Company expressly agrees that this Agreement constitutes "transferable records" as defined in applicable regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable regulations.

k) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.